Registration Statement No. _________
         ===============================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------

                                    FORM S-8
             Registration Statement Under the Securities Act of 1933
                           --------------------------

                                 Astro-Med, Inc.
               (Exact name of issuer as specified in its charter)

Rhode Island                                                    05-0318215
(State or other jurisdic-                                    (I.R.S. Employer
 tion of incorporation)                                     Identification No.)

                            600 East Greenwich Avenue
                           West Warwick, Rhode Island
                                 (401) 828-4000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

          1989 Non-Qualified Stock Option Plan as Amended May 28, 1991
                            (Full title of the Plan)

   Joseph P. O'Connell, Vice President, Chief Financial Officer and Treasurer
                                 Astro-Med, Inc.
                            600 East Greenwich Avenue
                             West Warwick, RI 02893
                                 (401) 828-4000
                (Name, address, including zip code, and telephone
                number, including area code, of agent for service
                                   of process)

                                    Copy to:

                            Margaret D. Farrell, Esq.
                            Hinckley, Allen & Snyder
                                1500 Fleet Center
                         Providence, Rhode Island 02903
                                 (401) 274-2000

If any of the securities being registered on this form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [x]

                                                         Exhibit Index on Page 8


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===============================================================================
                         CALCULATION OF REGISTRATION FEE
===============================================================================

Title of
Each Class of   Proposed       Proposed
Securities      Amount         Maximum           Maximum           Amount
to be           to be          Offering Price    Aggregate         Registration
Registered      Registered     Per Share(*)      Offering Price    Fee
-------------------------------------------------------------------------------

Common Stock    100,000        $8.50             $850,000          $257.58
(par value
$.05)
-------------------------------------------------------------------------------

(*) Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee, based on the average of the high and low prices of the Registrant's Common Stock as reported by NASDAQ on July 28, 1997.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 3.  Incorporation of Certain Documents by Reference.

     The following documents heretofore filed by Astro-Med, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

     (a) The  Registrant's  latest  annual  report  on  Form  10-K,  or,  if the financial statements therein are more current, the Registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (a) above.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including any amendment or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which de-registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the validity of the shares of Common Stock offered hereby have been passed upon for the Registrant by Hinckley, Allen & Snyder, 1500 Fleet Center, Providence, Rhode Island 02903. Jacques V. Hopkins, a partner of Hinckley, Allen & Snyder, is a Director of the Registrant. Margaret D. Farrell, also a partner of Hinckley, Allen & Snyder, is the Secretary of the Registrant. Attorneys practicing with the firm of Hinckley, Allen & Snyder collectively own 8,500 shares of the Registrant's Common Stock.

Item 6. Indemnification of Directors and Officers.

     Section 7.1 of the Rhode Island Business Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations. Article IX of the Registrant's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnified Persons") under specified circumstances to the fullest extent authorized, (ii) provides for the advancement of expenses to the Indemnified Persons for defending any proceedings related to the specified circumstances, and (iii) gives the Indemnified Persons the right to bring suit against the Registrant to enforce the foregoing rights to indemnification and advancement of expenses. The Registrant currently maintains one or more policies of insurance under which the directors and officers of Registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

     A list of the exhibits included as part of this Registration Statement is set forth in the Exhibit Index which immediately precedes such exhibits and is hereby incorporated by reference herein.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or the most recent post-effective amendment thereof);

          (iii)To include any material information with respect to the plan of distribution not previously disclosed or any material change to such information;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized, on the 10th day of July, 1997.

                                               ASTRO-MED, INC.

                                               By:   /s/  Albert W. Ondis
                                                     Albert W. Ondis, Chairman
                                                     and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons does hereby constitute and appoint Joseph P. O'Connell with full power of substitution his true and lawful attorney-in-fact and agent for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                      Title                          Date

/s/ Albert W. Ondis            Chairman (Principal            July 10, 1997
Albert W. Ondis                Executive Officer)
                               and Director

/s/ Everett V. Pizzuti         President (Principal           July 10, 1997
Everett V. Pizzuti             Operating Officer)
                               and Director

/s/ Joseph P. O'Connell        Vice President and             July 10, 1997
Joseph P. O'Connell            Treasurer (Principal
                               Financial Officer)

/s/ Arthur Reine               Controller (Principal          July 10, 1997
Arthur Reine                   Accounting Officer)

/s/ Jacques V. Hopkins         Director                       July 10, 1997
Jacques V. Hopkins

/s/ Hermann Viets              Director                       July 10, 1997
Hermann Viets, Ph.D.

/s/ Neil K. Robertson          Director                       July 10, 1997
Neil K. Robertson

                                  EXHIBIT INDEX


                                                                    SEQUENTIALLY
EXHIBIT                                                             NUMBERED
NUMBER             EXHIBIT                                          PAGE

4.1                Articles of Incorporation of
                   the Registrant, as amended
                   (filed as Exhibit No. 3A to
                   the Registrant's report on
                   Form 10-Q for the quarter ended
                   August 1, 1992 and by this
                   reference incorporated herein)                   N/A

4.2                By-laws of the Registrant, as
                   amended (filed as Exhibit No. 3B
                   to the Registrant's report on Form
                   10-Q for the quarter ended July 30, 1988
                   and by this reference
                   incorporated herein)                             N/A

4.3                1989 Non-Qualified Stock Option Plan
                   of Registrant                                    9

5                  Opinion of Hinckley, Allen & Snyder              14

23.1               Consent of Arthur Andersen LLP                   16

23.2               Consent of Hinckley, Allen &
                   Snyder (contained in their
                   opinion filed as Exhibit 5)                      N/A